OFFICE AND EQUIPMENT USE AGREEMENT

     This Office and Equipment Use Agreement (hereinafter referred to as the "Agreement") is made and executed as of the close of business on the 1st day of April, 2000 by and among New York Laser Management, L.L.C., a Delaware limited liability company, (hereinafter referred to as "Newco"), Ken Moadel, M.D. (hereinafter referred to as "Provider") and Ken Moadel, M.D., P.C., a New York professional corporation (hereinafter referred to as "Moadel PC").

                             Preliminary Statements:

         Provider, a licensed medical professional, together with Moadel PC provides Refractive Surgery and related services in the area of the Borough of Manhattan, New York City, New York.

         Newco owns certain equipment and assets (none of which include the practice of medicine or the operation of a health care facility) used in the performance of Refractive Surgery (as hereinafter defined) and related services.

         Provider and Moadel PC desire to use Newco's space, equipment, non-professional personnel and certain administrative services on a turn-key basis as their professional offices in connection with Provider's and Moadel PC's provision of medical services.

         Moadel PC desires to employ certain employees, for the purpose of rendering services at the offices and using the equipment of Newco.

                             Statement of Agreement

         In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                           Relationship of the Parties

         The relationship under this Agreement between Newco, on the one hand, and Provider and Moadel PC, on the other hand, shall be that of independent contractors. The provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties. Newco acknowledges and agrees that Provider and Moadel PC shall retain the exclusive authority to direct the medical, clinical professional, and ethical aspects of their respective medical practices. Newco shall neither exercise control over nor interfere with the physician-patient relationships of Provider or Moadel PC, which shall be maintained strictly between Provider, Moadel PC and their patients.

                                   ARTICLE II

                        Services to be Provided by Newco

         Section 2.1 General. Moadel PC and Provider will not act in a manner that would prevent Newco from performing its duties hereunder, and will provide such information and assistance to Newco as is reasonably required by Newco to perform its services hereunder. Newco shall, and shall use its best efforts to cause its employees to, comply with all applicable federal, state and local laws, rules and regulations in its provision of services hereunder.

         Section 2.2 Offices and Equipment. Newco shall make available to Moadel PC and Provider the real property located at 16 East 53rd Street, 5th Floor, New York, New York 10022, and the improvements, equipment and assets located thereon (together with any subsequent property, improvements, equipment or assets acquired by Newco in replacement of or in addition to the foregoing, the "Premises"), for the use of Moadel PC and Provider in the performance of Refractive Surgery and related services. Newco agrees to maintain the Premises in a commercially reasonable manner in light of the intended use of the Premises.

         Section 2.3 Practice Management. The parties intend and agree that Moadel PC and Provider shall continue to manage and administer all aspects of their practices, unless and only to the extent Newco specifically undertakes a certain aspect of such management and administration. Such management and administration shall include, without limitation, all administration, accounting, purchasing, payroll, legal services, record keeping, bookkeeping, computer services, information management, printing, postage, duplication services, provision of non-professional personnel, quality assurance programs, and billing and collecting from, and contracting with, patients, insurance companies, managed care payors, governmental entities and other third-party payors with respect to all professional, medical and other services provided by Moadel PC or Provider. In connection with the management of the practice, Newco hereby grants a non-exclusive license to Provider and Moadel PC to use the name "New York Eye Specialists" in the following limited instances: (a) preparation and dissemination of advertising and promotional materials, as long as such use is not in connection with, or for the promotion of, any activity that would constitute a violation of any obligation owed to Newco, Newco's members, or the affiliates of Newco's members, (b) billing for procedures or services that involve the use of the Premises, and (c) any other use that is consistent with the express provisions of this Agreement. The foregoing license and use of such name shall be terminated upon delivery of notice to Provider by Newco terminating same.

         Notwithstanding any provision of this Agreement to the contrary:

     (a) Newco shall not engage in the practice of medicine, and Provider shall at all times be responsible for all activities that constitute the practice of medicine;

                  (b) this Agreement shall not be construed to require Provider, or any other medically trained or licensed medical professionals under the direction or control of Provider, to perform Refractive Surgery at or using the Premises if in the professional medical judgment of a reasonable ophthalmologist practicing Refractive Surgery, such use would be detrimental to Provider's patients; and

                  (c) Provider and Moadel PC shall have the final authority over
their  respective  personal  budgets,   professional  policies  and  procedures,
professional hiring, firing and staffing, and clinical practices.

         Section 2.4 Events Excusing Performance. In the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which Newco has no control, Newco shall not be liable to Moadel PC or Provider for failure to provide any of the Premises hereunder, and Moadel PC and Provider shall not have the right to terminate this Agreement, for so long as such events continue and for a reasonable period of time thereafter; provided, however, that if such events continue and Newco is not able to provide any Premises hereunder for a period of one hundred and eighty (180) consecutive days or more, Newco, Moadel PC or Provider may terminate this Agreement by written notice to the others.

                                   ARTICLE III

                      Obligations of Moadel PC and Provider

         Section 3.1 Premises Fee. The fees payable to Newco by Moadel PC and Provider in return for use of the Premises and related services made available by Newco hereunder (the "Premises Usage Fee") shall be determined on a per procedure basis, and shall be remitted to Newco promptly following the performance of the procedure for which the Premises Usage Fee is due. The amount of the undiscounted Premises Usage Fee with respect to any procedure shall be comprised of a fee for medical supplies and equipment in the amount of $92.50 and a fee for all other use of the Premises and related services in the amount of $1,850. Newco may from time to time discount the Premises Usage Fee based on circumstances related to specific types of procedures, but the parties intend that the aggregate Premises Usage Fees shall equal the fair market value of the use of the Premises and related services provided by Newco hereunder.

         Notwithstanding the foregoing provisions of this Section, Newco agrees to waive all Premises Usage Fees charged for any retreatment procedure for which Provider receives no professional fee or other direct monetary benefit and which is given on a limited basis consistent with Provider's usual and customary practices and procedures existing prior to the date of this Agreement. In addition, any manager of Newco may from time to time require that all managers of Newco examine whether the fair market value of the use of the Premises and related services has decreased by more than $86 since it was last agreed to pursuant to this Agreement or by the unanimous vote or consent of Newco's managers. In such an examination, the managers of Newco must act in good faith, but each manager shall be entitled to specify the change in fair market value, if any at all, in his or her sole discretion. If such an examination results in a unanimous determination by Newco's managers that the fair market value has changed by more than $86 since it was last agreed to, Newco shall promptly change the Premises Usage Fee to reflect, dollar for dollar, such change in fair market value. Notwithstanding the foregoing, Newco may elect, by the affirmative vote of a simple majority of its managers, to terminate this Agreement without liability anytime the Premises Usage Fee drops to less than $1,300. Each party agrees to act in good faith in any renegotiation of the Premises Usage Fee.

         Provider and Moadel PC each agree that the Premises Usage Fee shall not be reduced for any professional fees paid to Provider or any medical professional employed by or acting under the direction of Provider or Moadel PC.

         Section 3.2 Compliance With Laws. Moadel PC and Provider shall provide professional services to patients in compliance at all times with, and shall otherwise comply with, all ethical standards, laws, rules and regulations applicable to the operations of Moadel PC and Provider. Moadel PC and Provider shall ensure that Provider and the employees of Moadel PC and Provider have all required licenses, credentials, approvals or other certifications to perform his or her duties and services for Moadel PC and Provider. In the event that any disciplinary actions or medical malpractice actions are initiated against Provider or any employee of Provider or Moadel PC, Moadel PC and Provider shall promptly inform Newco of such action and the underlying facts and circumstances. Moadel PC and Provider shall carry out a program to monitor the quality of medical care practiced by Provider and Moadel PC.

         Section 3.3 Moadel PC's and Provider's Internal Matters. Moadel PC and Provider shall be responsible for matters involving their respective corporate governance, employees and similar internal matters, including, but not limited to, preparation and contents of such reports to regulatory and tax authorities governing Moadel PC and Provider that Moadel PC or Provider are required by law to provide, distribution of professional fee income among Provider or the shareholders of Moadel PC, disposition of Moadel PC's and Provider's property and hiring and firing of their employees and licensing. The legal, accounting and other professional services fees incurred by Provider or Moadel PC in connection with the internal matters of Moadel PC, the distribution of the fee income among Provider or shareholders of Moadel PC and the personal accounting of Moadel PC and Provider and similar internal and personal matters, shall be borne exclusively by Moadel PC and/or Provider.

         Section 3.4 Personal  Expenses.  Except as expressly  provided above in
Section 3.2, Provider agrees that, notwithstanding the prior practices associated with the business of Moadel PC and Provider related to Refractive Surgery as conducted prior to the date of this Agreement, all liabilities, obligations, costs and expenses that arise after the date of this Agreement and are personal to Provider (or arose from transactions or occurrences that directly benefited Provider in a capacity other than as a member of Newco) shall not be considered expenses of Newco and shall be borne solely by Provider, unless agreed otherwise by the unanimous vote or written consent of the managers of Newco. With respect to any such personal expenses that were incurred prior to the date of this Agreement, such expenses shall not be incurred or reimbursed by, or charged or netted from amounts owed to, Newco after the date of this Agreement.

                                   ARTICLE IV

                              Term and Termination

         This Agreement shall commence on the date hereof and shall expire on the earlier of (a) the 40th anniversary of the date of this Agreement or (b) the expiration of two (2) full years following the later of (i) the six-year anniversary of the date of this Agreement or (ii) the first time at which Provider and his affiliates do not own any direct or indirect ownership interest in Newco.

                                    ARTICLE V

                               General Provisions

         Section 5.1 Amendments and Waivers. Any modification or amendment to, or waiver of, any provision of this Agreement (or any document delivered pursuant to this Agreement unless otherwise expressly provided therein) may be made only by an instrument in writing executed by each party thereto.

         Section 5.2 Successors and Assigns. No party's rights or obligations under this Agreement may be assigned without the prior written consent of all parties hereto. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

         Section 5.3 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         Section 5.4 Waiver. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

         Section 5.5 Notices. Any notices required or permitted to be given under this Agreement shall be given in writing and shall be deemed received (a) when delivered personally or by courier service to the relevant party at its address as set forth below or (b) if sent by mail, on the third (3rd) day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to the relevant party at its address indicated below:

Newco:                     1301 Capital of Texas Highway
                                    Suite C-300
                                    Austin, Texas 78746
                                    Attention: President
                                            Facsimile:  (512) 314-4398

with a copy to:                     Mr. Timothy L. LaFrey
                                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    816 Congress Avenue, Suite 1900
                                    Austin, Texas 78701
                                            Facsimile:  (512) 703-1111

Moadel PC:                          New York Eye Specialists
                                    16 East 53rd Street, 5th Floor
                                    New York, New York  10022
                                    Attn:  Ken Moadel, M.D.

                                            Facsimile:  (212) 752-4730

Provider:                           Ken Moadel, M.D.
                                    New York Eye Specialists
                                    16 East 53rd Street, 5th Floor
                                    New York, New York  10022
                                            Facsimile:  (212) 752-4730

with a copy to:                     Mr. Timothy Kahler
                                    Parker Chapin, LLP
                                    The Chrysler Building
                                    405 Lexington Avenue, 8th Floor
                                    New York, NY 10174
                                            Facsimile:  (212) 704-6288

         Each party may change its address for purposes of this Section by proper notice to the other parties.

         Section 5.6 Survival of Representations, Warranties, and Covenants. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the execution of this Agreement.

         Section  5.7   Construction.   This  Agreement  and  any  documents  or
instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

     Section 5.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         Section 5.9 Arbitration. Any controversy between the parties regarding this Agreement, any claims arising out of any breach or alleged breach of this Agreement and any claims arising out of the relationship between the parties created hereunder shall be submitted to binding arbitration by all parties involved. In any arbitration proceeding pursuant to this Section, the prevailing party in such proceeding shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted. The arbitration proceedings shall be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association (subject to the express provisions of this Section). The arbitration shall be conducted in Austin, Texas, but the arbitrator shall not have the right to award punitive or exemplary damages against either party.

         Section 5.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Any party hereto may execute this Agreement by signing any one counterpart.

                            [Signature page follows]

                                 SIGNATURE PAGE

                                       TO

                       OFFICE AND EQUIPMENT USE AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Newco:               New York Laser Management, L.L.C.

                     Teena Belcik, signing as a manager
                        of Newco and on behalf of Prime, as a member of Newco



                     Ken Moadel, signing as both a manager
                         and a member of Newco



Moadel:                _______________________________________________
                                            Ken Moadel, M.D.

Moadel PC:                                  Ken Moadel, M.D., P.C.

                                            By:
                                                  Ken Moadel, M.D., President